Exhibit 10.2

EXECUTION COPY

SHARE REPURCHASE AGREEMENT

SHARE REPURCHASE AGREEMENT (the “Agreement”) made as of this 12th day of February, 2018, by and between Ervington Investments Ltd, a company organized under the laws of Cyprus (the “Seller”) and Pledge Petroleum Corp., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Seller owns (i) 64,302,467 shares of common stock of the Company; (ii) 4,500,000 shares of Series C Preferred Stock of the Company; and (iii) 3,137,500 shares of Series A-1 Preferred Stock of the Company (collectively, the “Shares”), and the Company desires to purchase from the Seller, and Seller desires to sell, the Shares upon the terms and conditions hereinafter set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.           PURCHASE AND SALE OF THE STOCK.

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, assigns and transfers to the Company and the Company hereby purchases from the Seller all rights of the Seller in and to the Shares, as of the date of the Closing, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, “Liens”) other than any Liens (a) arising under federal or state securities laws or (b) any Liens created by or through the Company (“Permitted Liens”).

2.           CONSIDERATION.

The purchase price to be paid by the Company to the Seller in connection with the purchase and sale of the Shares (the “Purchase Price”) is Eight Million Five Hundred Thousand Dollars ($8,500,000.00).

3.           CLOSING.

The parties hereto have heretofore placed the Shares together with stock powers duly executed by the Seller and the Purchase Price in escrow pending the closing the transactions contemplated by this Agreement with Delaware Trust Company as escrow agent (the “Escrow Agent”) under a separate escrow agreement, dated as of the date hereof (the “Escrow Agreement”). The Seller has also delivered to the Company the written resignation of Ivan Persiyanov as a director of the Company and all of its subsidiaries and as an officer of the Company and its subsidiaries effective by its terms as of the Closing (as defined below) (the “Resignation Documents”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the consummation of the transactions contemplated by that certain Asset Purchase Agreement annexed hereto as Exhibit A (the “Asset Purchase Agreement” and such transactions, the “Asset Sale”). The concurrent consummation of the Asset Sale is a condition precedent to the Closing. At the Closing, pursuant to the terms of the Escrow Agreement (a) the Resignation Documents shall become effective in accordance with their terms and be released to the Company, (b) the Purchase Price shall be released to the Seller by wire transfer of immediately available funds (less the $650,000 due to the Company under the Asset Purchase Agreement in respect of the Asset Sale that the Company instructed be paid to the Seller pursuant to Section 2 of the Asset Purchase Agreement) and (c) the Shares together with the duly executed stock powers shall be released to the Company. The Seller acknowledges and agrees that (i) it shall have no rights to any distribution of Company assets upon the consummation of the Asset Sale and that all of its rights as a shareholder of the Company shall cease immediately upon the Closing and (ii) immediately upon the Closing, (A) all accrued dividends shall be forgiven and are no longer owed and (B) the Investor’s Rights Agreement and Stockholder’s Rights Agreement entered into on February 19, 2015 will terminate in their entirety. This Agreement shall automatically terminate and be of no further force and effect without any action on the part of the parties hereto concurrently with any termination of the Asset Purchase Agreement in accordance with its terms; provided that Article 6 shall survive any such termination and that no such termination shall relieve any party from any liability or damages arising out of such party’s fraud or willful or material breach prior to such termination, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity. Upon the termination of this Agreement for any reason, including pursuant to the previous sentence, pursuant to the terms of the Escrow Agreement, the Purchase Price shall be returned to the Seller and the Resignation Documents and the Shares (and stock powers) shall be returned to the Buyer.

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4.          SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to, and agrees with, Company as follows:

4.1        Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of Cyprus.

4.2        No Liens. Seller will transfer to the Company good title to the Shares, free and clear of any Liens other than Permitted Liens. The Seller has full right to transfer the Shares.

4.3        Authority. Seller has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Seller is a party or by which Seller may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Seller in accordance with its terms.

4.4        No Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Seller's Certificate of Incorporation, By-Laws or of any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Seller is a party or by which the Seller or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller.

4.5       Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against or affecting the Shares, business or properties of the Seller whether at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign that would reasonably be expected to prohibit or restrain the ability of Seller to enter into this Agreement or consummate the transactions hereby.

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4.6        No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, the Seller has not made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Shares furnished or made available to the Company, or any representation or warranty arising from statute or otherwise in law. Except for the representations and warranties contained in this Article IV, Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, omission, or information made, not made, communicated, or furnished (whether orally or in writing) to the Company or any of its affiliates or representatives.

5.          COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to, and agrees with, Seller as follows:

5.1        Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2        Authority. The Company has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which the Company is a party or by which the Company may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Company to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Company in accordance with its terms.

5.3        No Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Buyer’s Certificate of Incorporation, By-Laws or of any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Buyer is a party or by which the Buyer or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Buyer.

5.4       Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against or affecting the business or properties of the Company whether at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign that would reasonably be expected to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions hereby.

6.           MISCELLANEOUS.

6.1       Binding Effect. This Agreement shall insure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the Company and of the other parties hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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6.2      Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a)	If to the Seller, to:

Ervington Investments Limited

Emmanouil Roidi, 10-12

Agia Zoni, 3031, Limassol, Cyprus

Attention: Natalia Khudyk

(b)	If to the Company, to:

Pledge Petroleum Corp.

11811 North Freeway, Suite 513

Houston, TX 77060

Attention: John Zotos

Email: zotozulu@mac.com

With a copy to:

Leslie Marlow
Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Facsimile: (212) 208-4657

Email: lmarlow@gracinmarlow.com

6.3     Entire Agreement. This Agreement and the related Escrow Agreement constitute the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, including but not limited to that certain Series C Preferred Stock Purchase Agreement, dated February 19, 2015, Investors’ Rights Agreement, dated February 19, 2015, and Stockholders Agreement, dated February 19, 2015.

6.4     Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement, including, but not limited to, any documentation reasonably required by any banking institution to change the signatories on the Company’s bank accounts to the Company’s new designees.

6.5     Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6     Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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6.7     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if such court does not have jurisdiction over a particular matter, any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (d) consents to service of process in the manner provided for in Section 6.2. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.8     Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9     Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

6.10       Publicity. None of the Seller, the Company or any of their respective affiliates shall issue any press release or make public announcement (including any filing with the U.S. Securities and Exchange Commission) concerning this Agreement or the transactions contemplated herein without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless the content of such press release or public announcement is substantially consistent in form and substance with the disclosures set forth in the Proxy Statement; provided that the party intending to make such release shall use its commercially reasonable efforts to consult with the other party with respect to the timing and content thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

ERVINGTON INVESTMENTS LTD

By:	/s/ Natalia Khudyk
Name: Natalia Khudyk
Title: Director

COMPANY:
PLEDGE PETROLEUM CORP.

By:	/s/ John Zotos
Name: John Zotos
Title: Corporate Secretary

Signature page to Stock Purchase Agreement

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